                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 34 to Registration  Statement No. 33-39242 on Form N-1A of American  Century
World Mutual Funds, Inc. of our reports dated January 14, 2005, appearing in the respective Annual Reports of International Growth Fund,  International Discovery
Fund, Emerging Markets Fund, Global Growth Fund, Life Sciences Fund,  Technology
Fund and International  Opportunities  Fund,  comprising  American Century World
Mutual  Funds,  Inc. for the year ended  November 30, 2004,  in the Statement of
Additional  Information,  which is part of this Registration  Statement. We also consent to the reference to us under the caption  "Other  Service  Providers" in such Statement of Additional Information. We also consent to the reference to us under the caption  "Financial  Highlights" in the  Prospectuses,  which are also part of this Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 24, 2005